Stillwater Mining Company Announces Appointment of Michael McMullen as Chief Executive Officer

BILLINGS, MT -- (Marketwired - December 03, 2013) - Stillwater Mining Company (NYSE: SWC) (TSX: SWC.U), a leading producer of platinum group metals (PGM's), today announced the appointment of Michael (Mick) McMullen as Chief Executive Officer. Mr. McMullen serves on the Company's Board of Directors and will continue to do so in addition to his duties as Chief Executive Officer. Mr. McMullen's appointment, effective immediately, is the result of a global search process. He will be based in Billings, Montana.

Brian Schweitzer, Chairman of the Board of Stillwater Mining Company, said, "Mick McMullen has extensive experience in the metals and mining industry at the CEO and Board level. He has a proven track record of building and leading successful teams, employing strict capital discipline, and delivering outstanding returns to investors. His time as Chairman of our Technical and Ore Reserves Committee has provided him with valuable insight into the business and the opportunities available. The Board of Directors has great confidence in Mick to pursue the change agenda expected by our shareholders, building on the existing strengths of Stillwater Mining Company, while maximizing returns on capital for our investors."

Mr. McMullen stated, "Stillwater Mining Company is a leading PGM producer through its mines and recycling business, and benefits from operating in the very stable jurisdiction of Montana. Our two Montana mines are the highest-grade PGM mines in the world, and have existing mine lives in excess of 50 years, which I believe makes them unique and strategic assets in the PGM sector. Our recycling operations provide the Company with an additional revenue stream and opportunities to grow in the PGM industry independently of our mines. Furthermore, Stillwater operates from a strong financial position, with $464 million of cash and liquid investments, and $95.6 million of undrawn credit facilities as of September 30, 2013."

Mr. McMullen continued, "Stillwater Mining Company has the potential to deliver strong returns on capital from our pool of organic growth opportunities. Our team will work each and every day to run the business responsibly and make capital allocation decisions that enhance the value of the Company."

The Board expresses its appreciation to Terrell I. Ackerman, who served as interim Chief Executive Officer of the Company since June of 2013, and who remains Vice President of Corporate Development.

Mick McMullen Background

Before joining Stillwater Mining Company, Mr. McMullen previously served as a Principal at MRI Advisory AG, a private company focusing on the development of metal and minerals projects in the Americas, Europe and Africa. He has been responsible for managing the mining investments of the Principals and supervising the technical due diligence for a variety of commodity backed funding structures.

During his 21-year career, Mr. McMullen has been responsible for the development of several large open pit and underground mines in Australia, Europe and Latin America. He has had detailed involvement in all aspects of the mining business including exploration, permitting, mine development, financing, operations, product sales, and asset acquisition and divestments as well as the debt and equity markets. He has managed multiple operations across several jurisdictions during his time as Principal at MRI Advisory AG, working with large work forces and unions in culturally diverse and environmentally sensitive areas. His experience covers a range of commodities including copper, gold, iron ore and PGM's.

Mr. McMullen has served in a variety of management, directorship, and investment roles in the metals and mining industry. His most recent experience includes positions as Executive Chairman of Nevada Iron Limited, a TSX/ASX dual-listed development company with iron ore assets in Nevada, and Executive Chairman of Lachlan Star Limited, a TSX/ASX dual-listed mining company where he oversaw the acquisition and optimization of the CMD Gold Mine in Chile, a 17,000 tpd open pit gold mine with 650 employees and contractors. Mr. McMullen also formed Northern Iron Limited in 2007, which developed a 19,000 tpd iron ore mine in Norway with 400 employees and contractors; at Northern Iron Limited, he served as Managing Director from 2007 to 2009 and President of Northern Iron Marketing AG until June 2010.

Prior to this, he was a Partner and Audit Manager at RSG Global Consulting Pty Ltd, a large mining consultancy firm, and was responsible for bank finance and mergers and acquisitions due diligence consulting, expert opinions and valuation reports, including for numerous PGM projects in South Africa. Prior to joining RSG Global Consulting Pty Ltd, Mr. McMullen was Executive Technical Director of Tritton Resources Limited, which developed a 2,500 tpd underground and open pit copper mine with 300 employees and contractors and Executive Technical Director of Lafayette Mining Limited, which developed a mine producing copper and zinc concentrates.

Mr. McMullen holds a Bachelor of Science degree in Geology from Newcastle University in New South Wales and pursued graduate studies in Mineral Economics at Western Australian School of Mines.

About Stillwater Mining Company
Headquartered in Billings, Montana, Stillwater Mining Company is the only U.S. producer of PGM's and the largest primary producer of PGM's outside of South Africa and the Russian Federation. PGM's are rare precious metals used in a diverse number of applications, including auto catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine, coinage and other uses. Stillwater Mining Company is engaged in the development, extraction, processing, smelting, refining and marketing of PGM's from a geological formation in southern Montana known as the J-M Reef. This is the only known significant source of PGM's in the United States and one of the most significant sources outside of the Russian Federation and South Africa. The Company also owns the Marathon PGM-copper deposit in Ontario, Canada and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. The Company's shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U. Information about Stillwater Mining can be found at its website: www.stillwatermining.com.

Forward Looking Statements
Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. Such statements also include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates; permitting; financing needs and the terms of future credit facilities; exchange rates; capital expenditures; increases in processing capacity; cost reduction measures; safety; timing for engineering studies; environmental permitting and compliance; litigating; labor matters; and the palladium, platinum, copper and gold market. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2012 Annual Report on Form 10-K, in its quarterly Form 10-Q filings, and in corresponding filings with Canadian securities regulatory authorities. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Investor Relations & Media Contact:
Michael Cummings
FTI Consulting, Inc.
617-897-1532
michael.cummings@fticonsulting.com